Exhibit 99.2

MINDWAVE INNOVATIONS INC.

Consolidated Financial Statements

As of March 31, 2025 and 2024

(AUDITED)

MINDWAVE INNOVATIONS INC.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
MINDWAVE INNOVATIONS INC.

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheets of Mindwave Innovations Inc., (the “group”) as of March 31, 2025 and 2024, the related consolidated statements of operations and consolidated comprehensive income (profit), consolidated statements of member’s equity and consolidated statements of cash Flows for the year ended March 31, 2025, and March 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the group as at March 31, 2025 and 2024, and the consolidated results of its operations and its consolidated cash flows for the year ended March 31, 2025, and March 31, 2024, in conformity with Generally Accepted Accounting Principles of United States of America.

BASIS FOR OPINION

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2025.

Place: Mumbai, India

Date: January 4, 2026

MINDWAVE INNOVATIONS INC.

CONSOLIDATED BALANCE SHEETS

	March 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$6	$7
Total current assets	6	7
Digital assets, at fair value	138,865,011	-
Property and equipment, net	826	1,109
Total assets	$138,865,843	$1,116

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:	$-	$-

Stockholders’ equity:
Common stock, 1,500 shares authorized, $0.01 par, 1,001 shares issued and outstanding as of both March 31, 2025 and 2024	10	10
Additional paid-in capital	82,969,083	2,713
Retained earnings (deficit)	55,896,750	(1,607)
Total stockholders’ equity	138,865,843	1,116
Total liabilities and stockholders’ equity	$138,865,843	$1,116

See accompanying notes to consolidated financial statements.

MINDWAVE INNOVATIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	March 31,
	2025	2024

Revenue	$-	$621,169
Cost of revenue	-	83,895
Gross profit	$-	$537,274

Operating (income) expense:
General and administrative	2,674,157	111,348
Distribution and commission expenses	3,718,158	-
Realized gain on sale of digital assets	(8,360,488)	-
Unrealized gain from changes in fair value of digital assets	(53,930,184)	-
Total operating (income) expense	(55,898,357)	111,348

Income from operations	55,898,357	425,927

Other income (expense):
Forgiveness of debt	-	32,007
Total other income (expense), net	-	32,007

Provision for income taxes	-	-
Net income	$55,898,357	$457,933

Net income per share - basic and diluted	$55,842.51	$457.48
Weighted average common shares outstanding - basic and diluted	1,001	1,001

See accompanying notes to consolidated financial statements.

MINDWAVE INNOVATIONS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in	Accumulated Surplus	Total Stockholders’
	Number	Amount	Capital	(Deficit)	Equity
Balances at March 31, 2023	1,001	$10	$2,713	$(459,540)	$(456,817)
Net income	-	-	-	457,933	457,933
Balances at March 31, 2024	1,001	10	2,713	(1,607)	1,116
Issuance of equity shares (see Note 7)	-	-	82,966,370	-	82,966,370
Net income	-	-	-	55,898,357	55,898,357
Balances at March 31, 2025	1,001	$10	$82,969,083	$55,896,750	$138,865,843

See accompanying notes to consolidated financial statements.

MINDWAVE INNOVATIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	March 31,
	2025	2024
Cash flows from operating activities:
Net income	$55,898,357	$457,933
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Realized gain from sale of digital assets	(8,360,488)	-
Unrealized gain from changes in fair value of digital assets	(53,930,184)	-
Forgiveness of debt	-	(32,007)
Depreciation	283	283
Changes in operating assets and liabilities:
Accounts receivable	-	4,520
Accrued expenses	-	(7,951)
Net cash (used in) provided by operating activities	(6,392,032)	422,779
Cash flows from investing activities:
Purchase of digital assets	(2,043,773)	-
Sale of digital assets	8,435,804	-
Net cash provided by investing activities	6,392,031	-
Cash flows from financing activities:
Repayment of loan - related parties	-	(423,254)
Net cash used in financing activities	-	(423,254)
Net change in cash	(1)	(475)
Cash at beginning of year	7	482
Cash at end of year	$6	$7

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure to investing and financing activities:
Non-cash purchase of digital assets in exchange of equity shares issued	$82,966,370	$-

See accompanying notes to consolidated financial statements.

MINDWAVE INNOVATIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Mindwave Innovations Inc. (the “Company”) was incorporated under the laws of the State of Delaware on November 10, 2025 to become the ultimate holding company of TechyTrade FZ-LLC, a company incorporated in United Arab Emirates, and TechyTrade Innovations Pte. Ltd, a company incorporated in Singapore. TechyTrade Innovations Pte. Ltd. (“TechyTrade Singapore”) was incorporated in Singapore on September 8, 2025. TechyTrade FZ-LLC was originally a company incorporated in United Arab Emirates on December 27, 2020 and is the entity that maintains historical operations of the Company.

The Company is a leading provider of institutional Digital Asset Treasury (DAT) solutions, specializing in compliant Bitcoin treasury infrastructure, AI-driven yield capabilities, ClimateTech impact systems, and AdTech engagement platforms. The company’s multi-vertical ecosystem is powered by its native token, $NILA, which enables governance, utility, and value flow across its blockchain-integrated operations.

MindWave is a global leader in AI-driven Bitcoin and yield-generation technologies, operating in one of the fastest-growing segments of the digital-asset market. Bitcoin remains the most established and highly valued cryptocurrency, and MindWave’s platform is designed to help institutions securely hold, manage, and generate yield from Bitcoin reserves.

MindWave’s three-pronged strategic framework includes:

1. Secure Digital Treasury Wallets for Corporations,

2. AI-Enhanced Bitcoin Yield Generation, and

3. A Validator-Powered Ecosystem supported by the $NILA Token. Together, these capabilities make

MindWave one of the first companies to pursue a publicly traded, institutional-focused Digital Asset Treasury (DAT) model.

Reorganization

Prior to the reorganization transaction described below, TechyTrade FZ-LLC maintained historical operarations of the Company since its formation in 2020. In September 2025, TechyTrade FZ-LLC ebcame a wholly owned subsidiary of TechyTrade Innovations Pte. Ltd.

On November 10, 2025, Mindwave Innovations Inc. entered into a Reorganization Agreement and Plan of Share Exchange to consolidate its corporate structure. Under this agreement, the Company issued 1,001 shares of its common stock in exchange for 100% of the membership interests in TechyTrade FZ-LLC, which was previously held by TechyTrade Singapore. As a result of this transaction, TechyTrade FZ-LLC became a wholly owned subsidiary of Mindwave Innovations Inc., establishing the Company as the ultimate holding entity for the group.

The Reorganization is being accounted for as a reorganization of entities under common control. The accompanying financial statements have been presented to retroactively present the effect of the Reorganization. See Note 3 for further detail.

MINDWAVE INNOVATIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: LIQUIDITY AND CASH RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company’s primary sources of liquidity have been cash flows from operating in sale of digital tokens. For the year ended March 31, 2025, the Company reported income from operations of $55,898,357. The company has no liability to be settled to the outsiders.

Management has evaluated the Company’s ability to continue as a going concern within one year after the date the financial statements are issued, as required under ASC 205-40. Based on this evaluation, management has concluded that there are no conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern. Accordingly, no material uncertainties have been identified that would cast significant doubt on the Company’s ability to meet its obligations as they become due.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”).

The Company’s fiscal year is March 31.

The financial statements included herein comprise the consolidated results of the Company and its subsidiaries. All intercompany transactions have been eliminated. The consolidated financial statements represent the historical operations of TechyTrade FZ-LLC, which was incorporated in United Arab Emirates and the initial capital structure of Mindwave Innovations Inc., which was completed upon the Reorganization (see Note 1).

In accordance with ASC 805-50-15-6, the Company determined that the share exchange was a reorganization of entities under common control. Mindwave Innovations Inc. and TechyTrade FZ-LLC maintained common control for the entire period for which the financial statements are presented through the Reorganization. The Company concluded that the entities were under common control via common ownership and common management. Therefore, in accordance with ASC 250-10-45 and ASC 805-50-45, the financial statements require retrospective consolidation of the entities for all periods presented. The financial statements for the years ended March 31, 2025 and 2024 are prepared on a consolidated basis of the Company and TechyTrade FZ-LLC.

The consolidated financial statements as of and for the years ended March 31, 2025 and 2024 have been presented to reflect the historical operations of the Company for the periods presented. The financial statements reflect the revenues, expenses, assets, and liabilities to reflect all historical results of operations of the business.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Estimates are adjusted to reflect actual experience when necessary. Significant estimates made by management include, but are not limited to:

●	revenue recognition
●	credit loss on accounts receivables and contract receivables
●	provisions for income taxes and related valuation allowances and tax uncertainties
●	recoverability of long-lived assets and their related estimated lives
●	impairment of crypto currencies
●	accruals for estimated liabilities

MINDWAVE INNOVATIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and cash equivalents include all cash in banks. The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

The Fund maintains its cash with a bank located in the United Arab Emirates and believes it to be creditworthy. Balances are covered by the local deposit insurance regulations as established by the Central Bank of the UAE. At times, the Fund may maintain balances in excess of these regulatory coverage limits.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and impairments. Normal repairs and maintenance costs are charged to earnings as incurred and additions and major improvements are capitalized. The cost of assets retired or otherwise disposed of, and the related depreciation are eliminated from the accounts in the period of disposal and the resulting gain or loss is credited or charged to earnings.

Depreciation is computed over the estimated useful lives of the related asset type using the straight-line method for financial statement purposes. The estimated useful lives for property and equipment consist of computer and equipment and straight-line depreciation is based on a useful life of 5 years.

Fair Value of Financial Instruments

We determine fair value measurements for certain assets and liabilities in accordance with Accounting Standards Codification Topic 820, Fair Value Measurements (“ASC 820”), which defines fair value as the exit price that would be received to sell an asset or paid to transfer a liability in an ordinary transaction between market participants. ASC 820 establishes a framework for valuation techniques, prioritized by reliability, according to the following tiers:

Level 1—Unadjusted quoted prices in active markets for identical assets and liabilities

Level 2—Quoted prices for similar assets and liabilities in active markets; quoted prices for similar or identical assets and liabilities in markets that are not active; valuation models in which all significant inputs are derived from observable market data

Level 3—Unobservable valuation model inputs for assets and liabilities such as discounted cash flow models or similar techniques; inputs for fair value instruments; includes assumptions and may require significant judgment and estimation by management

We use this framework to measure the fair value of certain financial instruments on a recurring basis, such as our cash and cash equivalents and digital assets at fair value, as well as on a non-recurring basis for our acquisitions and impairment testing on our property and equipment. See Note 4—Fair Value Measurements for further discussion.

Net Income per Share

Net earnings per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net income per share if their inclusion would be anti-dilutive. As of March 31, 2025 and 2024, there were no potentially dilutive shares outstanding.

MINDWAVE INNOVATIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Digital Assets

Digital assets are considered intangible assets under Accounting Standards Codification Subtopic 350-60, Intangibles—Goodwill and Other—Crypto Assets (“ASC 350-60”) and Accounting Standards Update 2023-08. Under ASC 350-60, digital assets that meet the definition of intangible assets, among other criteria, are initially recorded at cost and are then subsequently remeasured at fair value, as of the balance sheet date with changes from remeasurement recognized in net income. The fair value for digital assets that are unrestricted (“liquid”) and freely tradable are determined using Level 1 inputs as defined in ASC 820. Conversely, fair value for digital assets that are restricted (“locked”) due to vesting schedules or contractual restrictions are determined based on Level 1 inputs adjusted for the impact of such restrictions based on Level 2 inputs, in accordance with ASC 820. We account for changes from remeasurement within (gain) loss from changes in fair value of digital assets, as stated on our statements of operations.

Digital assets that we hold that do not meet the criteria under ASC 350-60 are accounted for as intangible assets with indefinite useful lives and are initially recorded at cost and are not amortized but instead are tested for impairment at least annually, or more frequently, if events or changes in circumstances indicate that it is more likely than not that the asset is impaired. As such, these digital assets are reflected in our balance sheets, at cost net of any impairments within Digital assets, at carrying value. We evaluate impairments on these digital assets on at least an annual basis, or more frequently if events or changes in circumstances occur and use Level 1 inputs, unadjusted quoted prices in active markets, for the fair value to determine if an impairment has occurred. If unadjusted quoted prices in active markets for our digital assets are lower than the carrying value recorded, then we will record an impairment charge equal to the difference between the carrying value and the fair value. Impairment charges are recognized within (Gain) loss on changes in fair value of digital assets, as stated on our statements of operations.

When we receive digital assets earned on third party staking platforms, we will initially record them at fair value on the date the digital assets are received. Upon the disposal of digital assets, any gains or losses are recognized in realized gain on sale of digital assets, as stated on our statements of operations, and are calculated as the difference between the selling price and our carrying value, using the specific identification method. See Note 6 - Digital Assets for further discussion.

Impairment of Long-lived Assets

Long-lived assets, such as property, equipment, and identifiable intangibles with finite useful lives, are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company looks for indicators of a trigger event for asset impairment and pays special attention to any adverse change in the extent or manner in which the asset is being used or in its physical condition. Assets are reviewed using factors including, but not limited to, future operating plans and projected cash flows. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to the assets, compared to the carrying value of the assets. If the sum of the undiscounted future cash flows of the assets does not exceed the carrying value of the assets, full or partial impairment may exist. If the asset carrying amount exceeds its fair value, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined using an income approach, which requires discounting the estimated future cash flows associated with the asset.

As of March 31, 2025 and 2024, there was no impairment for long-lived assets.

MINDWAVE INNOVATIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

We recognize revenue in accordance with the five-step model outlined in Accounting Standard Codification Topic 606—Revenue from Contracts with Customers (“ASC 606”). This model helps us identify the contract we have with our customers, identify the performance obligation in the contract, determine the transaction price, allocate the transaction price to the performance obligation and recognize revenue as the performance obligation is satisfied. We earn revenue from consulting services to customers.

During the year ended March 31, 2025, the Company has not generated any revenue form from consulting services. The Company had realized and unrealized gains (losses) related to digital assets (see Note 6).

During the year ended March 31, 2024, the Company generated $621,169 in revenue from consulting services. The revenue was recognized at the point in time when the services were completed, upon when the performance obligations were fulfilled.

All revenue activity, and digital asset activity, were originated in the United Arab Emirates.

Cost of Revenue

Cost of revenue includes direct costs and costs related to marketing and technical consultancy.

Contract Balances

The Company does not typically record contract assets or contract liabilities, as consideration for token sales is received at or near the time control is transferred. No material contract asset or deferred revenue balances existed as of the reporting date unless otherwise disclosed.

Market Risk

The Company is exposed to market risk related to the digital asset holdings, which are impacted by the market value of the respective underlying digital asset. The Company performed a sensitivity analysis assuming a hypothetical 10% change in the fair value of these digital assets to demonstrate the potential impact on the financial results. A hypothetical 10% increase or decrease in market prices would have positively or negatively impacted Income (loss) before income taxes by approximately $13.9 million for the year ended March 31, 2025.

General and Administrative

General and administrative expenses primarily consist of administrative costs and marketing and promotional expenses related to digital assets. Pursuant to a service agreement (see Note 10), the Company receives legal, administrative support, compliance (KYC/AML), reporting and security services for the underlying NILA tokens. These costs are expensed as incurred.

Distribution and Commission

Distribution and commission expenses primarily consist of deduction and payment of 44% of gross token sale proceeds as commission to the Distributor. Pursuant to a service agreement (see Note 10), the Distributor is committed to exclusive sales and collection of NILA tokens. These costs are expensed as incurred.

MINDWAVE INNOVATIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Concentrations

In 2025, nearly all of the Company’s general and administrative and sales and marketing expenses were incurred to pursuant to one service agreement (see Note 10). The Company is dependent on two third-party vendors for its NILA token digital asset services and operations. The termination of this service agreement may have a negative short-term impact on the Company’s operations; however, the Company believes there are acceptable substitute vendors that can be utilized longer-term.

Segment Reporting

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

Foreign Currency Translation

For the years ended March 31, 2025 and 2024, the functional and reporting currency is the U.S. Dollar (“USD”).

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. The Company discloses related party transactions that are outside of normal compensatory agreements, such as loans. The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Income Taxes

The Fund is organized as a Limited Partnership (LP) and is treated as a pass-through entity for U.S. federal income tax purposes. Accordingly, the Fund itself is generally not subject to U.S. federal income tax on its income; instead, the Fund’s taxable income or loss is allocated to the Partners who are responsible for their own tax obligations. The Fund may be subject to income or excise taxes in certain state and local jurisdictions. The Fund was historically a juridical entity in the UAE. Following the introduction of the UAE Corporate Tax (CT) regime, the Fund has determined that it meets the requirements to be treated as a Qualifying Investment Fund (QIF) or similar exempt status, and is therefore not subject to the UAE CT on its core investment income. Management has evaluated the Fund’s tax positions and determined there are no material uncertain tax positions requiring recognition as of the reporting date.

Recently Issued and Adopted Accounting Pronouncements

In July 2025, Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2025-05 Financial Instruments—Credit Losses (“ASU 2025-05”), which provides a practical expedient that can be elected to be applied to accounts receivable and contract assets, which would allow entities to assume that current conditions as of the balance sheet date do not change for the remaining life of the assets when estimating expected credit losses for such assets. ASU 2025-05 applies to public entities with annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. We are evaluating the impact this guidance may have on our financial statements.

In November 2024, FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (“ASU 2024-03”), which enhances transparency by requiring public entities to disclose more detailed information about their income statement expenses. This includes disaggregating specific natural expense categories, like employee compensation and depreciation, within certain expense captions. ASU 2024-03 applies to public entities with annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, early adoption is permitted. We are evaluating the impact this amended guidance may have on the notes to our condensed consolidated financial statements.

MINDWAVE INNOVATIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted this ASU on January 1, 2024.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 4: FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value Measurements as of March 31, 2025 Using:
	Level 1	Level 2	Level 3	Total
Assets :
Digital assets, at fair value	$84,481,633	$54,383,378	$-	$138,865,011
	$84,481,633	$54,383,378	$-	$138,865,011

Fair Value Measurements as of March 31, 2024 Using:
	Level 1	Level 2	Level 3	Total
Assets :
Digital assets, at fair value	$-	$-	$-	$-
	$-	$-	$-	$-

Digital assets, at fair value

The Company measures its digital assets in accordance with the fair value hierarchy prescribed by ASC 820, Fair Value Measurement, which prioritizes the use of observable market inputs. Level 1 inputs consist of unadjusted quoted prices in active markets that the Company can access on the measurement date. An active market is one in which transactions occur with sufficient frequency and volume to provide ongoing pricing information. When an active market is not present, the Company uses observable inputs other than quoted prices (Level 2) or, when necessary, unobservable inputs (Level 3). Significant adjustments to Level 2 inputs result in classification within Level 3.

BTC is traded continuously on multiple Tier-1 global exchanges with significant daily trading volume, providing readily accessible quoted prices; therefore, BTC is classified as a Level 1 asset.

NILA, a micro-cap token with limited trading volume and without listing on major U.S. exchanges, does not have an active market and is classified as a Level 2 asset.

Tether (USDT) is traded in an active market on the Company’s principal exchange, providing unadjusted quoted prices for identical assets; therefore, Tether (USDT) is classified as a Level 1 asset.

MINDWAVE INNOVATIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: PROPERTY AND EQUIPMENT

As of March 31, 2025 and 2024, property and equipment consist of:

	March 31,
	2025	2024
Computer and equipment	$1,416	$1,416
Less: Accumulated depreciation	(590)	(307)
Property and equipment, net	$826	$1,109

Depreciation expense was $283 and $283 for the years ended March 31, 2025 and 2024, respectively, which is included in general and administrative expenses in the statements of operations.

NOTE 6: DIGITAL ASSETS, AT FAIR VALUE

The table below details, as of March 31, 2025, the components of digital assets at fair value with units, cost basis amounts and fair value. The Company did not hold any digital assets, at fair value as of March 31, 2024.

	March 31, 2025
	Units	Cost Basis	Fair Value
NILA Tokens	906,389,631	$453,194	$54,383,378
BTC (Bitcoin)	1,000	82,437,860	82,437,860
Tether (USDT) Tokens	2,043,773	2,043,773	2,043,773
	908,434,404	$84,934,827	$138,865,011

The table below shows a reconciliation of activity of the digital assets, at fair value.

	Year Ended
	March 31,
	2025	2024
Beginning balance	$-	$-
Purchases	82,966,370	-
Sales	(8,430,744)	-
Realized gains	8,360,488	-
Promotional sales	(5,060)
Sale consideration received as digital assets (net of expenses)	2,043,773
Unrealized gains	53,930,184	-
Ending balance	$138,865,011	$-

The cost price of the NILA, BTC and Tether tokens purchased was $0.0005 per share, $82,438 per share and $1.00 per share, respectively. The disposal price of the NILA token sales was $0.06 per share.

As of March 31, 2025, $16,802,676 of the digital assets held by the Company is in joint wallet custody of the Chief Executive Officer. There is no restriction with the Company with respect to the sale or transfer of any of such wallets.

The Company held the 1,000 BTC as identifiable assets under its control, maintained in a segregated sub-wallet administered by MindWave, for the benefit of TechyTrade. The private keys, full beneficial ownership and control of the segregated wallets are held by and shall remain under the custody and ownership of TechyTrade FZ -LLC. Subsequent to March 31, 2025, the wallet was transferred to the custody of TechyTrade FZ LLC.

MINDWAVE INNOVATIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7: STOCKHOLDERS’ EQUITY

The Company’s certificate of incorporation authorized the Company to issue 1,500 shares of common stock with a par value of $0.01 per share.

Common Stock

On November 10, 2025, the Company entered into the Reorganization Agreement and Plan of Share Exchange, pursuant to which we issued to the shareholders 1,001 shares of our Common Stock in exchange for the 100% of membership interests of TechyTrade FZ-LLC owned by TechyTrade Singapore. As a result, the Company became the sole member of TechyTrade FZ-LLC and it became the wholly owned subsidiary with the shareholders the holders of 1,001 shares of our common stock.

As of March 31, 2025 and 2024, there were 1,001 and 1,001 shares of common stock issued and outstanding, respectively.

TechyTrade FZ-LLC Capital Transaction

During the year ended March 31, 2025, the Company completed a non-cash transaction in connection with the acquisition of digital assets. As consideration for the assets received, the Company issued equity shares with an aggregate fair value of $82,966,370, which was included in additional paid-in capital (see above for Reorganization of the capital structure). The fair value assigned to the ordinary shares was determined based on the negotiated transaction price agreed upon with the counterparty as of the issuance date.

NOTE 8: RELATED PARTIES

During the year ended March 31, 2025, the Company acquired NILA tokens from a related party entity with common control and management. The tokens were acquired at an arm’s length cost basis.

During the year ended March 31, 2024, a related party loan with an outstanding balance of $455,261 was settled in full. This settlement was comprised of a debt forgiveness of $32,007 and a total cash repayment of $423,254. The gain on forgiveness of debt has been recorded within other income in the statements of operations.

NOTE 9: SEGMENT REPORTING

The Chief Operating Decision Maker (CODM) has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	Year Ended
	March 31,
	2025	2024
Total operating (income) expense	$(55,898,357)	$111,348

The key measures of segment profit or loss reviewed by our CODM are operating expenses / income. Operating costs are reviewed and monitored by the CODM to manage and forecast cash. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

MINDWAVE INNOVATIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10: COMMITMENTS AND CONTIGENCIES

NILA Token Service Agreement

Effective April 2024, the Company entered into an exclusive Service Agreement with a Distributor and Service Provider for the sale, distribution and various marketing and administrative services regarding the Company’s NILA tokens.

The Company’s primary operational and financial commitment is the mandated payment structure, which requires the deduction and payment of 44% of gross token sale proceeds as commission to the Distributor and 32% (or a fixed fee) as service fees to the Service Provider. This structure represents a firm commitment to future cash outflows, contingent on the generation of token sales revenue. The Distributor is committed to exclusive sales and collection, and the Service Provider is committed to providing all marketing, legal, administrative, and security services for the token issuance.

The Service Agreement commences on the effective date and continues until the completion of the token sale, unless terminated earlier by mutual agreement or for cause.

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of March 31, 2025, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

NOTE 11: SUBSEQUENT EVENTS

Formation of MindWave Innovations Inc.

Mindwave Innovations Inc. was incorporated under the laws of the State of Delaware as on November 10, 2025 to become the ultimate holding company of TechyTrade FZ-LLC and , a company incorporated in United Arab Emirates and owned by TechyTrade Singapore.

MINDWAVE INNOVATIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On November 10, 2025, Mindwave Innovations Inc. entered into a Reorganization Agreement and Plan of Share Exchange to consolidate its corporate structure. Under this agreement, the Company issued 1,001 shares of its common stock in exchange for 100% of the membership interests in TechyTrade FZ-LLC, which was previously held by TechyTrade Singapore. As a result of this transaction, TechyTrade FZ-LLC became a wholly owned subsidiary of Mindwave Innovations Inc., establishing the Company as the ultimate holding entity for the group.

Merger Agreement with Apimeds Pharmaceuticals

On December 1, 2025 (the “Closing Date”), Apimeds Pharmaceuticals US, Inc., a Delaware corporation (“Apimeds” or “Acquiror”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apimeds Merger Sub, Inc., a Delaware corporation (“Merger Sub”), MindWave Innovations Inc, a Delaware corporation (the “Company”), Lokahi Therapeutics, Inc., a Nevada corporation (“Bio Sub”), and Erik Emerson, solely in his capacity as representative for the Bio Business (the “Bio Business Representative”). The transactions contemplated by the Merger Agreement are referred to herein as the “Transactions” and the closing of the Transactions is referred to herein as the “Closing”. The Closing occurred simultaneously with the execution and delivery of the Merger Agreement on the Closing Date.

At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, Merger Sub or the holder of any existing common stock of the Company (the “Existing Company Common Stock”): (i) each share of common stock of Merger Sub, issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and nonassessable share of common stock of the Company (the “Company Common Stock”); and (ii) each share of Existing Company Common Stock and existing preferred stock of the Company (collectively, the “Existing Company Stock”) issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive a portion of the Merger Consideration (as defined herein), consisting of shares of Series A convertible preferred stock, par value $0.01 per share of the Acquiror (the “Acquiror Preferred Stock”), with each holder of such shares receiving, for each share of Existing Company Stock held immediately prior to the Effective Time, a pro rata portion of the Merger Consideration, a number of duly authorized, validly issued, fully paid and nonassessable shares of Acquiror Preferred Stock, such that, immediately following the Effective Time, the holders of Existing Company Stock collectively held, on an as-converted to Acquiror Common Stock basis 90.9% of the equity capital of the Acquiror as of the Closing Date. The shares of Acquiror Preferred Stock, and Company Common Stock issued in connection with the Business Combination are collectively referred to as the “Merger Consideration.”

Management has evaluated subsequent events through January 3, 2025, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.